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                MASTER LEASE COMBINATION AMENDMENT AND AGREEMENT

                                  BY AND AMONG

                            KINDRED HEALTHCARE, INC.
                              (f/k/a Vencor, Inc.),

                       KINDRED HEALTHCARE OPERATING, INC.
                         (f/k/a Vencor Operating, Inc.),

                                       AND

                       VENTAS REALTY, LIMITED PARTNERSHIP
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                MASTER LEASE COMBINATION AMENDMENT AND AGREEMENT

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     THIS MASTER LEASE COMBINATION AMENDMENT AND AGREEMENT (hereinafter this
"Agreement" ) is dated as of the 10th day of May, 2006 (the "Effective Date"), and is by and among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors and assigns, "Lessor"), having an office at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, and KINDRED HEALTHCARE, INC., a Delaware corporation (f/k/a Vencor, Inc.) ("Kindred"), and KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation (f/k/a Vencor Operating, Inc.) ("Operator"; Operator, jointly and severally with Kindred and permitted successors and assignees of Operator and Kindred, "Tenant"), both having an office at 680 South 4th Avenue, Louisville, Kentucky 40202.

                                    RECITALS

     A. Lessor and Tenant entered into a certain Amended and Restated Master Lease Agreement No. 1 dated as of April 20, 2001 (as the same may have been or may hereafter be amended, amended and restated, supplemented, modified, severed, renewed, extended or replaced, the "Lease"), demising to Tenant certain properties.

     B. Lessor and Tenant entered into a certain Master Lease Agreement dated as of December 12, 2001 (as the same may have been or may hereafter be amended, amended and restated, supplemented, modified, severed, renewed, extended or replaced, the "CMBS Lease"), demising to Tenant certain properties. Lessor assigned its interest in the CMBS Lease to Ventas Finance I, LLC, a Delaware limited liability company, which entity in turn, prior to the date hereof, was merged into Lessor, so that Lessor is the "Lessor" under the CMBS Lease.

     C. Lessor and Tenant entered into a certain Master Lease Agreement No. 1A dated as of September 8, 2004 (as the same may have been or may hereafter be amended, amended and restated, supplemented, modified, severed, renewed, extended or replaced, "Lease 1A"), demising to Tenant certain properties (the Lease, the CMBS Lease and Lease 1A are sometimes referred to herein collectively as the "Master Leases").

     D. Each of the Lease, the CMBS Lease and Lease 1A includes provisions providing for the combination of the Lease and the CMBS Lease and Lease 1A.

     E. Lessor and Tenant desire to combine and merge the CMBS Lease and Lease 1A into the Lease in accordance with the provisions of such leases providing for the combination thereof, on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereby amend each of the Master Leases and agree as follows:

     1. Capitalized Terms. All capitalized terms used herein and not defined herein shall have the meaning ascribed thereto in the Lease.


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     2. Combination of Leases. Effective as of the Effective Date, each of the
CMBS Lease and Lease 1A shall be combined, and otherwise merged, into the Lease in accordance with the terms of Section 40.18 of the Master Leases, with the Lease being treated as the "Section 40.18 Lease" for purposes of such combination and merger (such combination and merger is referred to in this Agreement as the "Combination").

     3. Base Rent and Current Rent Amendments. Relative to the definitions of "Base Rent" and "Current Rent" contained in Section 2.1 of the Lease, Lessor and Tenant agree that the Base Rent and Current Rent for the Leased Properties demised under the Lease (after giving effect to the Combination) shall, for the period from May 1, 2006 through April 30, 2007, be equal to Eighty Seven Million Two Hundred Twenty-Eight Thousand One Hundred Sixteen and 55/100 Dollars ($87,228,116.55) per annum, and, for Rent Calculation Years thereafter, Base Rent and Current Rent shall be determined as set forth in subsection (d) of the definition of "Base Rent" or subsection (b) of the definition of "Current Rent", as applicable, contained in such Section 2.1, in each case subject to the provisions of Article XIX relative to the amount of the Base Rent and Current Rent during Extended Terms. Notwithstanding the foregoing, (1) in the event Lessor exercises the Reset Option referenced in Section 3.2 of the Lease, then, for periods from and after the Reset Date, each of "Base Rent" and "Current Rent" shall mean the Fair Market Rental applicable to such period, as determined pursuant to Section 3.2 of the Lease and including any escalations that are part of the Fair Market Rental as so determined, and (2) exercise of the Reset Option shall not limit the applicability of Sections 19.2 and 19.3 of the Lease.

     4. Post-Combination Exhibits. By virtue of the Combination, effective as of the Effective Date, the Exhibits to the Lease, the CMBS Lease and Lease 1A shall be combined as set forth in Section 40.18 of the Master Leases (e.g., after the Combination, Exhibit A to the Lease, as the Section 40.18 Lease, shall consist of the legal descriptions that, prior to the Combination, constituted Exhibit A to the Lease, the CMBS Lease and Lease 1A), and Lessor and Tenant agree and confirm that, by virtue of the Combination, effective as of the Effective Date:

     (a) Exhibit B to the Lease shall read as set forth in Attachment 1 to this Agreement.

     (b) Exhibit C to the Lease shall read as set forth in Attachment 2 to this Agreement.

     (c) Exhibit D to the Lease shall read as set forth in Attachment 3 to this Agreement.

     (d) Schedule 2.1A to the Lease shall read as set forth in Attachment 4 to this Agreement.

     (e) Schedule 16.1(m)A to the Lease shall read as set forth in Attachment 5 to this Agreement.

                                       2
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     (f)  Schedule 16.1(m)B to the Lease shall read as set forth in Attachment 6 to this Agreement.

     5. No Other Amendments. Except as provided in this Agreement, the Master Leases remain in full force and effect without modification.

     6. Successors and Assigns. This Agreement and the covenants and agreements herein contained shall be binding upon and inure to the benefit of Lessor and Tenant and their respective heirs, devisees, successors and assigns.

     7. Integrated Agreement; Modifications; Waivers. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior representations, understandings and agreements, whether written or oral, with respect to such subject matter. Each of the parties hereto acknowledges that it has not relied upon, in entering into this Agreement, any representation, warranty, promise or condition not specifically set forth in this Agreement. No supplement, modification or waiver of any provision of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     8. Headings and Captions. The headings and captions of the paragraphs of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     9. Gender and Number. As used in this Agreement, the neuter shall include the feminine and masculine, the singular shall include the plural, and the plural shall include the singular, except where expressly provided to the contrary.

     10. Severability. In the event that any paragraph, section, sentence, clause or phrase contained in this Agreement becomes or is held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Agreement shall not be affected thereby.

     11. Counterparts. This Agreement and any amendment to this Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

                            [Signature Page Follows]


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     IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

                                   TENANT:

                                   KINDRED HEALTHCARE, INC., a Delaware
                                   corporation formerly known as Vencor, Inc.

                                   By: /s/ Douglas L. Curnutte
                                       -----------------------------------------
                                       Name:  Douglas L. Curnutte
                                       Title: Vice President of Facilities
                                              and Real Estate Development


                                   TENANT:

                                   KINDRED HEALTHCARE OPERATING, INC., a
                                   Delaware corporation formerly known as Vencor Operating, Inc.

                                    By: /s/ Douglas L. Curnutte
                                       -----------------------------------------
                                       Name:  Douglas L. Curnutte
                                       Title: Vice President of Facilities
                                              and Real Estate Development


                                       4
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                                   LESSOR:

                                   VENTAS REALTY, LIMITED PARTNERSHIP, a
                                   Delaware limited partnership

                                   By:  Ventas, Inc., a Delaware corporation,
                                        its general partner

                                        By: /s/ T. Richard Riney
                                            ------------------------------------
                                            T. Richard Riney, Executive Vice
                                            President, General Counsel and
                                            Secretary

                                       5

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                                     JOINDER

     The undersigned, VENTAS, INC., a Delaware corporation, hereby joins in the foregoing instrument (capitalized terms used in this Joinder shall have the same meaning herein as in such instrument) solely for the purposes of (i) confirming to Tenant that, to the best of its knowledge, except as described in subsection
(ii) below, title to the Leased Properties is held in the name of Lessor, rather than in the name of the respective entities that were the lessor under the "Original Master Lease" referenced in the Lease, and that, if it is determined that title has not properly been transferred to Lessor, Ventas, Inc. shall cause the conveyance of such title to Lessor, effective as of April 20, 2001, (ii) confirming to Tenant that, to the best of its knowledge, title to the Leased Property commonly known as Vencor Hospital - Pittsburgh (Facility No. 4619) is held in the name of Ventas, Inc., and (iii) subject to Section 40.2 of the Lease, joining with Ventas Realty, Limited Partnership, on a joint and several basis, as Lessor under the Lease with respect to, and only with respect to, the aforesaid Vencor Hospital -Pittsburgh Leased Property, and for no other purposes. Notwithstanding anything to the contrary contained in the Lease, Tenant acknowledges and agrees, by the acceptance of this Joinder, that, except as provided in subsection (i) above, Ventas, Inc. shall have no liability or obligations under the Lease, as lessor or otherwise, with respect to any Leased Property other than the aforesaid Vencor Hospital -Pittsburgh Leased Property.

                                        VENTAS, INC.


                                        By: /s/ T. Richard Riney
                                            ------------------------------------
                                            T. Richard Riney,
                                            Title:  Executive Vice President